Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 28, 2023, with respect to the consolidated financial statements of indie Semiconductor, Inc., incorporated herein by reference.

/s/ KPMG LLP
Irvine, California
August 11, 2023